UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2020

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2431 Aloma Ave, Suite 124, Winter Park, FL	32792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock $0.0001 per share	IMUN	OTC Markets

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2020, Immune Therapeutics, Inc. (the “Company” or “Immune”) and Cytocom, Inc. (“Cytocom”) closed on an agreement for the Company to sublicense Lodonal (“LDN”) and Methionine Enkephalin (“MENK”) for emerging markets. Under the terms of the agreement, Cytocom will assume approximately $5,200,000 in the Company’s note, loan and other financial obligations. Separate from the sublicensing agreement, the Company owns an equity stake of approximately 15% in Cytocom.

Pursuant to the sublicensing agreement, Cytocom will assume the following approximate obligations of the Company: $1,051,000 in accrued liabilities and accounts payable, $3,038,000 in notes and loans payable, and $1,111,000 in obligations owed to former Immune employees.

The Company’s Board of Directors believes that despite the difficulty of the decision to take these actions, they are in the clear best interest of the Company and its shareholders and consistent with the Company’s forward-looking transition strategy of improving Immune’s financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: August 17, 2020	By:	/s/ Kevin J. Phelps
Kevin J. Phelps, Chief Executive Officer, Director